EXHIBIT 10.5

                             APPALACHIAN FUELS, LLC
                            ASSET PURCHASE AGREEMENT


         This is an Asset Purchase Agreement dated as of November 26, 2004, among NATIONAL COAL CORPORATION ("National"), a Tennessee corporation, 8915 George Williams Road, Knoxville, Tennessee 37923 and APPALACHIAN FUELS, LLC ("Appalachian"), a Kentucky limited liability company, 1500 North Big Run Road, Ashland, Kentucky 41102.

                                    RECITALS


         A. Appalachian is the owner of certain properties situated in Bell, Leslie and Harlan Counties, Kentucky.

         B. Subject to the terms and conditions of this Agreement, National desires to purchase certain Appalachian assets, and Appalachian desires to sell certain assets to National.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties, and in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

SECTION ONE - PURCHASE AND SALE

                  1.1 PURCHASE AND SALE. Appalachian agrees to sell, assign, transfer and deliver to National (i) the coal mining permits described on Exhibit A (the "Permits"), (ii) the real and personal property (the "Properties") described on Exhibit B, (iii) the equipment listed on Exhibit C (the "Equipment"), and (iv) the leases described on Exhibit D (the "Leases") (collectively the "Assets").

         National agrees to purchase the assets described on Exhibits A, B and C upon the terms and conditions hereinafter set forth.

                  1.2 PAYMENT OF PURCHASE PRICE. In consideration of the sale, transfer and delivery to National of the Assets described on Exhibits A, B, C, and D, National agrees as follows:

                           a.       National shall pay to Appalachian the sum of
Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) less the earnest money payment of Two Hundred Fifty Thousand Dollars ($250,000.00).

                           b.       National    shall    assume   all   of   the
responsibilities of Appalachian with respect to the Permits described on Exhibit A, shall substitute for the Appalachian bonds relating to such Permits and assume and timely discharge all reclamation liability with respect to said Permits and the Properties.

                           c.       National   shall  assume,   keep  and  fully
perform in a timely manner all of the obligations of Appalachian under the leases, subleases and agreements described on Exhibits B and D.

SECTION TWO - REPRESENTATIONS AND WARRANTIES OF APPALACHIAN

         Appalachian represents and warrants to National as follows:

                  2.1 APPALACHIAN ORGANIZATION AND CORPORATE AUTHORITY. Appalachian is a limited liability company duly organized, validly existing and in good standing under the laws of the state of


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Kentucky  and has full  corporate  power  and  authority  to own and  lease  its properties as such properties are now owned and leased and to conduct its business as and where its businesses are conducted. Appalachian is qualified to do business and is in good standing In all jurisdictions in which the character of the Properties owned or leased by it or the nature of the activities conducted by it make such qualification necessary. Except as provided herein, Appalachian is not a party to any agreement or instrument, or subject to any
charter  or  other  corporate   restriction  or  any  judgment,   decree,  writ,
injunction, order, award, law, rule, regulation, code or ordinance which adversely affects, or might reasonably be expected to adversely affect, the Assets.

                  2.2 AUTHORITY. Appalachian has the full right, power, authority and capacity to execute and deliver this Agreement and to perform the obligations under this Agreement.

                  2.3 AUTHORIZATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance and fulfillment of the obligations and undertakings thereunder by Appalachian will not (with or without the giving of notice of lapse of time or both):

                           a.       violate  any  provision  of,  or  result  in
breach of or accelerate or permit the acceleration of any performance required by the terms of, any applicable law, ordinance, rule or regulation of any governmental body, Appalachian's Articles of Organization or Operating Agreement or any agreement or undertaking to which Appalachian as a party or by which it may be bound, or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to it.

                           b.       Result in the  creation of any claim,  lien,
charge or encumbrance upon the Assets.

                           c.       Terminate  or  cancel or result in or permit
the termination or cancellation of any agreement or undertaking.

                           d.       In any way  affect or  violate  the terms or
conditions of, or result in the cancellation, modification, revocation or suspension of, any of Appalachian's license, approvals, certificates, permits (including the Permits) or authorizations.

                  2.4      CONTRACT.  Except as listed in the Exhibits  attached
hereto, the Assets shall not, upon closing, be bound or affected by any written or oral contract, agreement or commitment of any kind whatsoever, including, but not limited to, any (i) employment agreement, (ii) sales agency agreement or promotion or advertisement agreement, (iii) bonuses, profit sharing, deferred compensation, hospitalization, retirement, insurance, pension, welfare, stock option or stock purchase plan, arrangement or agreement of any other plan, arrangement or agreement providing for employee benefits or for the remuneration, direct or indirect, of its Members, directors, officers or employees, (iv) agreement with any Member or director or officer Appalachian,
(v) agreement containing covenants by Appalachian not to compete in any lines of business or commerce, (vi) franchise or distributorship agreement, (vii) loan, credit or financing agreement, including all agreements for any commitments for future loans, creditors or financing, (viii) guaranty, (ix) mortgage or security agreement, (x) requirements contracts, (xi) lease, (xii) coal supply or coal purchase agreement.

                  2.5 LIENS, LITIGATION, AND PENDING PROCEEDINGS. Appalachian is not a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to convey title (either fee simple or leasehold, as the case may be) to National on or in respect of the subject properties. There are no claims of any kind or any


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actions,   suits,   proceedings,   arbitrations  or  investigations  pending  or
threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting Appalachian or the Assets, or which would prevent the performance of this Agreement or any of the transactions contemplated thereby or declare the same unlawful or cause the rescission thereof. Appalachian has not been charged with, nor is it threatened with or under an investigation with respect to any charge concerning any violation of any provision of any federal, state or local law, regulation,
ordinance,   rule  or  order  (whether  executive,   judicial,   legislative  or
administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

                  2.6.     PROPERTY AND ASSETS.

                           a.       The  real   property   owned  or  leased  by
Appalachian is described on Exhibits B and D. The tangible personal property owned by Appalachian is described on Exhibit C. With respect to the property described in Exhibits B, C. and D, Appalachian owns and has good, marketable and indefeasible title to or valid leasehold interest in the coal leases, the real property and all other material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all mortgages, liens, encumbrances security interests, charges, equities, options, or restrictions whatsoever except excepted liens, and subject to the terms and conditions of the applicable leases. No litigation or claims are currently pending, or to the best knowledge of Appalachian, threatened which would question Appalachian's title to the subject properties.

                           b.       All  leases  and  agreements   described  in
Exhibits B and D and delivered in connection with this Asset Purchase Agreement are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of National.

                           c.       The subject property presently owned, leased
or licensed by Appalachian, all of which is described in Exhibits B, C, and D, including, without limitation, all mineral, surface and access rights, easements and rights of way, is all of the subject property necessary to permit National to conduct its business in all material respects in the manner as would a prudent operator and neither Appalachian nor National will be required to acquire any material assets to continue the current operations of the subject properties other than the replacement of equipment in the ordinary course of business, and no default has occurred or is existing with respect to any such rights that could reasonably be expected to cause the loss of such rights or to otherwise impact the ability of National to conduct its business.

                           d.       All  improvements   and  personal   property
included in the subject properties are sold as is, where is, without warranty.

                           e.       Appalachian owns, or is licensed to use, all
trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Appalachian does not, or by National will not, infringe upon the rights of any other person. Appalachian either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data. seismic data, maps, interpretations and other technical Information used in its business as presently conducted, subject to the limitations contained in the agreements governing use of the same, which limitations are customary for companies engaged in the business of the mining and production of coal.


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                           f.       Except as could not  reasonably  be expected
to have a material adverse. effect, Appalachian has the right to sell, convey, transfer and assign its rights in and to the property which is the subject matter of this Agreement.

                  2.7 RESTRICTIONS ON PROPERTY USE. Except as provided in this section, there are no restrictions of record which would preclude the use of the Property in the mariner in which it has heretofore been used by Appalachian.

                  2.8 PERMITS, LICENSES, ETC. Appalachian has all licenses, approvals, certificates, permits or authorizations of any federal, state or local government or regulatory body required in order to permit it to carry on its coal mining, hauling, and shipping business as presently conducted, all of which are in full force and effect. No action or claim is pending or threatened to revoke or terminate any of the rights listed above or declare any of them invalid in any respect. Appalachian has the ability and authority transfer to National all of the regulatory permits issued for the mining of coal that relate to all or any portion of the property being conveyed pursuant hereto (whether by deed or by lease assignment), or any seam thereunder, and being all of the permits transferred to Appalachian by that order and amended order entered January 23, 2004, in Case No. 02-14261 of the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Divisions, in the matter of Horizon Natural Resources Company, et al., Chapter 11, and the related real property transfer dated January 26, 2004, in that case.

                           a.       National shall reimburse Appalachian for all
costs and expenses, including payment of bond premiums associated with the transferred permits incurred by Appalachian during the permit transfer. All permits and bonds shall be transferred or replaced within eighteen (18) months of the closing.

                  2.9 DISCLOSURE. No statement, schedule, annex, certificate, information, representation or warranty of Appalachian contained in this Agreement, to be furnished by Appalachian pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact or omits will omit a material fact necessary to make the statements contained therein not misleading. Appalachian has disclosed all known material facts with respect to this Agreement

                  2.10 ENVIRONMENTAL MATTERS. Appalachian has not stored or disposed of any hazardous substance (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Subsection 9601 ET SEQ.) or waste, on or under any real property or has not used any hazardous substances or wastes in any manner, including, without limitation on, from or affecting Appalachian's property or other assets, which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transplantation, manufacture, refinement, handling, production or disposal of hazardous substances or wastes. National shall incur no liability for hazardous substances or wastes which were generated on or from Appalachian's property on or prior to the date of this Agreement. Further, except as is set forth in this Section below:

                           a.       Neither   Appalachian   nor   any   of   its
contractors or assigns nor the operations conducted thereon Appalachian violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

                           b.       None  of  the  subject   property   nor  the
operations currently conducted thereon by Appalachian or, to the knowledge or Appalachian, by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or threatened action, suit,


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investigation,  inquiry or  proceeding  by or before  any court or  Governmental
Authority or any remedial obligations under Environmental Laws.

                           c.       All notices, permits, licenses,  exemptions,
approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all of the subject property by Appalachian, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste in the environment, have been duly obtained or filed, and Appalachian, its contactors and assignees are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                           d.       To  the  best  of  Appalachian's  knowledge,
during Appalachian's ownership of the property, all hazardous substances, solid waste and oil and gas waste, if any, generated at the subject property have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to impose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of Appalachian, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry any Governmental Authority in connection with any Environmental Laws.

                           e.       Appalachian  has no  knowledge  of hazardous
substances, solid waste or oil and gas waste that have been disposed of or otherwise released and there has been no threatened release of any hazardous substances, solid waste or oil and gas waste on or to the subject property except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment

                           f.       To  the  extent   applicable,   the  subject
property currently satisfies all design, operation, and equipment requirements imposed by the SMCRA, and Appalachian does not have any reason to believe that such property, to the extent subject to the SMCRA, will not be able to maintain compliance with the SMCRA requirements during the term of this Agreement.

                           g.       To  the  best  of  its  knowledge,   neither
Appalachian or any of its contractors has any known contingent liability or Remedial Work in connection with any release or threatened release any hazardous substance, solid waste or oil and gas waste into the environment that would result in a Material Adverse effect.

                           h.       To  the  best  of  its  knowledge,   neither
Appalachian's nor its contractors' coal operations or Appalachian's coal properties will be subject to any environmental assessment requirements under the National Environmental Policy Act or any analogous Governmental Regulation or any other environmental review or assessment requirements in excess of environmental review and assessment requirements required in connection with Appalachian or National obtaining any permits or other required items in connection with the coal properties.

                  2.11     COMPLIANCE WITH LAWS:

                           a.       Appalachian  and all of its  contractors are
in substantial compliance with all Governmental Requirements applicable to Appalachian and/or Appalachian's property and all agreements and other instruments binding upon it or its property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its property and the conduct of its business.


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                           b.       To the best of its knowledge, Appalachian is
not in default nor has any event or circumstance occurred that, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require Appalachian to redeem or make any offer to redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which any of Appalachian's properties is bound.

                           c.       No Default has occurred and is continuing.

                           d.       Appalachian   and  its  contract  miner  are
current on all reclamation work required under the permits  described in Exhibit
A.

                  2.12 TAXES: Appalachian has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which Appalachian, has set aside adequate reserves in accordance with generally accepted accounting procedures in an account controlled by National or its lender. The charges, accruals and reserves on the books of Appalachian in respect of taxes and other governmental charges are, in the reasonable opinion of Appalachian, adequate. No tax lien has been filed and, to the knowledge of Appalachian, no claim is being asserted with respect to any such tax or other such governmental charge.

                  2.13 DISCLOSURE; NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to National Appalachian or any of its affiliates in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to Appalachian and its affiliates taken as a whole. There is no fact peculiar to Appalachian or any of its affiliates which has a material adverse effect or in the future is reasonably likely to have (so far as Appalachian can now foresee) a material adverse effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to National by or on behalf of Appalachian or its Affiliates prior to, or on, the effective date in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report that are based upon or include misleading information or fail take into account material information regarding the matters reported therein.

SECTION THREE -- REPRESENTATIONS AND WARRANTIES OF NATIONAL

         National represents and warrants to Appalachian as follows:

                  3.1      ORGANIZATION.   National   is  a   corporation   duly
organized, validly existing, and in good standing under the laws of the state of Tennessee.

                  3.2 AUTHORITY. National has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  3.3 AUTHORIZATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated thereby, and the fulfillment by National of its obligations and undertakings thereunder will not violate any provision of any applicable law, ordinance, rule or regulation of any governmental body, National's Articles of Incorporation or By-laws, or any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to Appalachian. The execution and delivery of this Agreement, and the performance and consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of National.


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                  3.4      COMPLETENESS OF STATEMENTS.  No statement,  Schedule,
Annex, certificate, information, representation or warranty National contained in this Agreement or furnished by or on behalf of National to Appalachian or its agents pursuant thereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statements of material fact omits or shall omit to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION FOUR - NON-ASSUMPTION LIABILITIES OF APPALACHIAN

         Except described in the Exhibits, or with respect to the contracts and leases assigned to National (with respect to obligations or liabilities arising from and after the date hereof, except with respect to liabilities for reclamation activities associated with the coal properties being assigned hereby) or as otherwise explicitly provided herein, National does not assume, agree to perform or discharge, or otherwise have any responsibility for, any liabilities or contractual obligations of Appalachian. Appalachian agrees to retain and satisfy or discharge in full, and to indemnify and hold National harmless from all liabilities and all claims incurred, arising or accruing prior to the closing, including:

                           a.       Liabilities  or  other   obligations  of  or
incurred by Appalachian in connection with the transactions contemplated by this Agreement, or any liability or other obligation of Appalachian, including legal and accounting fees and liabilities to any broker, finder, consultant or other Intermediaries;

                           b.       Liabilities   resulting  from  Appalachian's
failure to possess all licenses and permits necessary for the conduct of its business in the manner and fashion now being or in the past having been conducted Appalachian;

                           c.       Liabilities   resulting  from  Appalachian's
failure to comply in full with all laws, rules, regulations, or other official requirements applicable to the conduct of the past and present business of Appalachian, including without limitation, those concerning labor relations, mine safety and health and the environment;

                           d.       Liabilities   of   Appalachian   for  unpaid
accounts or notes payable, whether disclosed or undisclosed;

                           e.       Liabilities    for    expenses,     contract
cancellations, unpaid rents, unpaid past due royalties or invoices and accounts payable;

                           f.       Liabilities  arising  out of any  breach  or
default by Appalachian in the performance of any lease or contract, including, but not limited to, contracts regarding use of the tipple and other post -removal facilities; and

                           g.       Any and all other liabilities of Appalachian
of any nature.

SECTION FIVE -- CLOSING

         The closing of the purchase and sale provided for herein shall take place on November 26, 2004 at _____ o'clock p.m. local time at the offices of Appalachian Fuels, LLC, Big Run Road, Ashland, Kentucky or at such earlier time and place as the parties may hereto mutually agree.

                  5.1 APPALACHIAN CLOSING DOCUMENTS. At closing Appalachian shall execute and deliver to National:


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                           a.       an enforceable and recordable  instrument of
assignment and transfer assigning to National the mining permits described on Exhibit A;

                           b.       valid     and     recordable     assignments
transferring to National all of the right, title and interest of Appalachian in the leasehold estates and property interests described on Exhibit B, including appropriate back references to the immediately preceding document(s) for each assigned lease granting the leasehold title therefore to Appalachian;

                           c.       valid  consents  with  respect  to all  such
leases being assigned for which the respective consents of the lessors are required. Provided, however, that in the event the Appalachian is unable to deliver all of said consents at closing, then and in that event, the parties hereto will cooperate in obtaining all necessary consents, time being of the essence;

                           d.       a Bill of Sale for the  equipment  described
in Exhibit C;

                           e.       deed(s)  conveying  by Special  Warranty the
real properties to National, including appropriate back reference(s) to the immediately preceding document(s) granting title of each tract to Appalachian;

                           f.       such other  Instruments  as may be necessary
or appropriate to consummate the transaction herein contemplated, including consents from third parties needed to assign or transfer the Assets to National;

                           g.       a  certified  copy  of  a  resolution   duly
adopted by the Board of Directors of Appalachian authorizing and approving the execution of this Agreement and the consummation of the transaction provided for in this Agreement

                  5.2 NATIONAL CLOSING DOCUMENTS. At closing, National shall deliver to Appalachian:

                           a.       a  certified  copy  of  a  resolution   duly
adopted the Board of Directors of National authorizing the execution of this Agreement and the consummation of the transaction provided for herein:

                           b.       a duly executed lease,  leasing  Appalachian
the Hazard Number 4A coal reserves contained within the Pine Mountain Reserves (a description of which is attached as Exhibit D), upon the following terms and conditions, inter alla, to wit:

                                    i. Said lease shall also  include the use by
                           Appalachian of the Pine Mountain Preparation Plant and throughput rights of Appalachian at the Viall Loadout.

                                    ii.   Appalachian   shall  pay   National  a
                           production royalty of 8% of the gross sales price or $3.00 per ton, whichever is greater, for all coal mined and removed from the reserves.

                                    iii. Appalachian will pay National a minimum
                           recoupable annual royalty of $50,000.00 for the primary term of 3 years and $100,000 per year thereafter,

                                    iv. In the event that  Appalachian  does not
                           commence mining operations of the Hazard No. 4A reserves within three (3) years of the Closing

                           Date and maintain such operations to mine a minimum of 10,000 tons per month thereafter, its Lease rights shall terminate and the Lease shall be null and void.

                                    v.  Notwithstanding  anything else contained
                           herein, Assignor reserves and retains such rights (including but not limited to rights of entry) as may be necessary to maintain the effectiveness of any mining permits (and any operator designations thereunder) or licenses issued by any state or federal regulatory agency (including but not limited to permits Issued by the Kentucky Department of Surface Mining Reclamation and Enforcement) pending transfer or reissuance of such permits and licenses to Assignee or its designee. Assignor shall not exercise any such retained rights in a manner inconsistent with (i) the rights granted Assignee hereunder, or (ii) the Asset Purchase Agreement of even date between the parties. Upon transfer or reissuance of such mining permits and licenses to Assignee or its designee, the rights retained by Assignor hereunder shall automatically terminate and be of no further force and effect.

                           c.       a certified  check or wire  transfer for the
sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) less the earnest payment of Two Hundred Fifty Thousand Dollars ($250,000.00).

SECTION SIX - SURVIVAL REPRESENTATIONS AND WARRANTIES - INDEMNIFICATION

                  6.1 SURVIVAL. The representations, warranties and covenants and agreements of Appalachian and National contained in this Agreement shall survive the closing notwithstanding any examination or investigation made by or on behalf of any party at any time.

                  6.2 INDEMNITY BY APPALACHIAN. Appalachian shall indemnify and hold National harmless from and against, and shall pay to National, the full amount of any loss, claim, damage, liability or expense, including reasonable attorney's fees, resulting to National, either directly or indirectly, from:

                           a.       any material  breach of or inaccuracy in the
representations and warranties of Appalachian contained in this Agreement;

                           b.       the  material  breach,   non-fulfillment  or
default in the performance of any of the covenants and agreements of Appalachian contained in this Agreement;

                           c.       any material  inaccuracy in any certificate,
Exhibit, Annex or other document delivered by Appalachian to National pursuant to any of the provisions of, or in connection with, this Agreement;

                           d.       any  and  all  pre-closing   liabilities  or
obligations of Appalachian not assumed under this Agreement, and

                           e.       Any  and  all   liabilities  of  Appalachian
and/or its contract miner for reclamation work required to be done prior to closing.

                  6.3      INDEMNITY   BY  NATIONAL.   At  and  after   Closing,
National, its successors and assigns, shall assume the sole and complete responsibility and premises liability for the Properties, including, without limitation, reclamation and clean-up liabilities under federal and state environmental laws or under common law or under the leases. National shall indemnify, defend and hold harmless Appalachian, its Members, directors, officers, agents, affiliates and insurers from and against any and all cost, loss, expense (including, but no limited to, attorney's fees and expert witness' fees), claim, liability, investigation, enforcement, action or demand whatsoever arising from the ownership or operations of the Properties after Closing.

         In addition, National shall indemnify and hold Appalachian harmless from and against, and shall pay to Appalachian, the full amount of any loss, claim, damage, liability or expense, including reasonable attorneys' fees, resulting to Appalachian, either directly or indirectly from:

                           a.       any material  breach of or inaccuracy in the
representations and warranties of National contained in this agreement.

                           b.       the  material  breach,   non-fulfillment  or
default in the performance of any of the covenants and agreements of National contained in this Agreement; or

                           c.       any material  inaccuracy in any certificate,
schedule, annex or other document delivered by National pursuant to any of the provisions of, or in connection with, this Agreement.

SECTION SEVEN -- MISCELLANEOUS

                  7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

                  7.2 BENEFIT. This Agreement shall be binding upon and inure to the benefit of:

                           a.       National, its successors and assigns; and

                           b.       Appalachian, its successors and assigns.

                  7.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered mail, return receipt requested, postage prepaid to the addresses set forth below to or such other addresses of which a party has given the other parties written notice.

         Appalachian Fuels, LLC
         1500 North Big Run Road
         Ashland, Kentucky  41102
         ATTN: John Smith. President

With a copy to:

         Ronnie G. Dunnigan
         3100 Maria Drive
         Lexington, Kentucky 40516

         National Coal Corporation
         8915 George Williams Road
         Knoxville, Tennessee  37923
         ATTN: President

                  7.4 BROKERS. Neither Appalachian nor National has employed any broker or other agent in connection with the negotiation or consummation of the transactions contemplated by this Agreement and no person is entitled to any brokerage or other commission relating to this Agreement or the transactions contemplated hereby. If any person asserts that any person is entitled to such a brokerage or other commission, the party or parties who invited or caused or allegedly invited or caused that person's intervention relating to this Agreement shall indemnify and hold all other parties harmless from and against any liability or expense (including reasonable attorneys' fees) as a result of or arising out of the claim for such brokerage or other commission.

                  7.5 FEES AND EXPENSES. Neither Appalachian nor National shall pay any of the expenses of the other party, including, but not limited to, legal and accounting expenses incurred in connection with this Agreement or the transactions contemplated thereby.

                  7.6 HEADINGS. The headings used in this Agreement have been included solely for each of reference and shall not be considered in the interpretation or construction of this Agreement.

                  7.7 MULTIPLE COUNTERPARTS. This Agreement may executed in two or more counterparts, each of which shall deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

                  7.8 SEVERABILITY. If any provision of this Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired.

                  7.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

                  7.10 ANNEXES AND EXHIBITS. All Schedules, Annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

                  7.11 POST CLOSING COOPERATION. From time to time at National's request (whether at or after the closing, and without further consideration) Appalachian will execute and deliver such further instruments of conveyance, assignment and transfer and take such other action as National may reasonably request in order to more effectively convey and transfer the Assets and to effect the objects and Intents of the parties in this Agreement.

                  7.12 National acknowledges the debt of Calvary Coal Company to Appalachian in the amount of Two Hundred Fifty-Nine Thousand Seven Hundred Eighty-Four Dollars and 00/100 ($259,784.00), and, upon receipt of the prior written consent of Calvery Coal Company to be obtained by Appalachian, National agrees that Appalachian may receive payment of the debt with recoupment from Calvary production royalties at the rate of One Dollar ($1.00) per ton for each ton of coal mined by Calvary from the property.

         Executed this 25th day of November, 2004.

                                            APPALACHIAN FUELS, LLC

                                   By:      /s/ John C. Smith, Jr.
                                            -------------------------------
                                            John C. Smith, Jr.
                                            President


                                            NATIONAL COAL CORPORATION

                                   By:      /s/ Charles W. Kite
                                            -------------------------------
                                            Charles W. Kite
                                            Title: Senior Vice President

                                    EXHIBIT A
               National Coal Corporation - Appalachian Fuels, LLC
                            Asset Purchase Agreement
                                     Permits

                            STRAIGHT CREEK --PERMITS


----------------------------- ------------------------- ------------------------
          PERMIT NO.                   ACRES                    BOND AMOUNT
----------------------------- ------------------------- ------------------------
          866-5047                     160.53                   $524,300
----------------------------- ------------------------- ------------------------
          866-5047                     10.00                     $30,700
----------------------------- ------------------------- ------------------------
          866-5128                    1300.00                    $10,000
----------------------------- ------------------------- ------------------------
         11-317-94                     Misc.                     $50,000
----------------------------- ------------------------- ------------------------
       Pine Mt. Util                                             $86,000
----------------------------- ------------------------- ------------------------
         11-0216-01                    Misc.                     $75,000
----------------------------- ------------------------- ------------------------
          407-0008                     94.60                     $94,600
----------------------------- ------------------------- ------------------------
          407-0128                     145.00                   $201,900
----------------------------- ------------------------- ------------------------
          407-8003                     81.00                    $273,300
----------------------------- ------------------------- ------------------------
          407-8004                     256.45                   $827,600
----------------------------- ------------------------- ------------------------
          407-8010                     29.00                     $81,100
----------------------------- ------------------------- ------------------------
          666-0250                     58.00                     $58,000
----------------------------- ------------------------- ------------------------
          807-5005                     106.35                   $388,900
----------------------------- ------------------------- ------------------------
          507-5014                     25.00                    $112,100
----------------------------- ------------------------- ------------------------
        807-0097(1)                    286.00                   $400,000
----------------------------- ------------------------- ------------------------
        807-0097(2)                    316.00                  $1,219,700
----------------------------- ------------------------- ------------------------
        807-0097(3)                    181.00                   $171,200
----------------------------- ------------------------- ------------------------
        807-0097(4)                    220.00                   $289,600
----------------------------- ------------------------- ------------------------
        807-0097(5)                    173.00                   $131,500
----------------------------- ------------------------- ------------------------
          807-0215                     234.00                   $207,800
----------------------------- ------------------------- ------------------------
          807-0288                     267.00                   $376,000
----------------------------- ------------------------- ------------------------
          848-0001                     327.60                   $187,400
----------------------------- ------------------------- ------------------------
          848-0011                     446.40                   $160,328
----------------------------- ------------------------- ------------------------
          866-0004                     725.00                   $159,100
----------------------------- ------------------------- ------------------------

                                                              $6,116,128

                                    EXHIBIT B
               NATIONAL COAL CORPORATION - APPALACHIAN FUELS, LLC
                            ASSET PURCHASE AGREEMENT


1. All mineral ownership in Bell, Harlan and Leslie Counties, Kentucky. These properties are known as the Straight Creek and Pine Mountain Projects, which were from Horizon Natural Resources.

2.       The M.B. Britain Preparation Plant located in Bell County.

3.       The Viall Railroad Loading Facility located on the CSX Railroad in Bell
         County.

4.       The Pine Mountain Preparation Plant located in Leslie County.

5. The office and maintenance complex located near the Viall Loadout in Bell County.

6. Miscellaneous coal leases and mining related agreements located in Bell, Harlan and Leslie Counties.

7.       Miscellaneous office equipment.

                                    EXHIBIT C
               NATIONAL COAL CORPORATION - APPALACHIAN FUELS, LLC
                                    EQUIPMENT

1.       Caterpillar (1990) D9N Tractor - 1JD02299
2.       Caterpillar (1984) D9L Tractor - 14Y02394
3.       Caterpillar (1981) D9L Tractor - 14Y01104
4.       Caterpillar (1992) D8N Tractor - 9TC06475
5.       Caterpillar (1993) 777C End Dump - 4XJ00253
6.       Caterpillar (1980) 777 End Dump - 84A00738
7.       Caterpillar (1979) 14G Motor Grader - 96U03470
8.       Caterpillar (1981) 988B Loader - 50W05674

                                    EXHIBIT D
               NATIONAL COAL CORPORATION - APPALACHIAN FUELS, LLC
                                      LEASE

                                                APPALACHIAN FUELS, LLC
                                          RECORDING AND ASSIGNMENT INFORMATOIN
               REAL PROPERTY ACQUIRD FROM STRAIGHT CREEK COAL RESOURCES COMPANY AND APPALACHIAN REALTY COMPANY
                               IN ASSIGNMENT OF REAL PROPERTY AGREEMENTS DATED 1/26/04

      LEGACY                                                                               ACREAGE              RECORDING INFO
   CONTRACT NO.          TYPE            AREA                   LESSOR               SURFACE     MINERAL    BOOK/PAGE       DATE
-------------------- -------------- ---------------- ------------------------------ ----------- ---------- ------------ ------------
      300043           SUBLEASE     STRAIGHT CREEK   IKERD-BANDY CO., INC. (SMEPA)     475         475

      500026           FEE DEED     STRAIGHT CREEK      AMCA COAL LEASING, INC.       233.24     233.24      308/121     12/22/1993
      300063          OVERRIDING    LAND MANAGEMENT        RAG AMERICAN COAL            0           0
                       AGREEMENT

    AR1-101060         FEE LEASE     PETER'S KNOB        POLLY CALDWELL HEIRS           20         20        42/128      11/27/2001

    AR1-101052        COAL LEASE     PINE MOUNTAIN     HEIRS OF JAMES M. HOWARD        229         229        2/284      7/22/1999
                                                        (SUBLEASED TO INFINITY)

    AR1-101063        COAL LEASE     PINE MOUNTAIN     HEIRS OF ADRIAN A. HOWARD       165         165
                                                              (DECEASED)

    AR1-101054D        FEE DEED     STRAIGHT CREEK         HELTOH, FARMER II           100         100       337/727     9/21/1998

    AR1-101673         FEE LEASE     PETER'S KNOB         HOWARD E. J. HEIRS            30         30        40/590      2/17/2000

    AR1-101076        COAL LEASE     PINE MOUNTAIN       BLANTON, JAMES HEIRS           50         50        39/567      7/14/1999
                                                        (SUBLEASED TO INFINITY)

    AR1-101077         FEE LEASE     PINE MOUNTAIN      COLTHROW, KEITH ET AL.         3.4         3.4       39/563      6/16/1999

    AR1-101078         FEE LEASE     PETER'S KNOB         RACHEL HELTON HEIRS          204         204       57/486       5/8/2000

    AR1-101051         FEE LEASE     PETER'S KNOB         NANNIE HOWARD HEIRS         123.5       123.5

    AR1-101052        COAL LEASE     PETER'S KNOB    BLC PROPERTIES LLC (WPP, LLC)      0          279       42/211      12/28/2001

 CCC-001-0082-0000    COAL LEASE     PINE MOUNTAIN        MERKIE ANN ESTRIDGE           0           0        58/411      6/29/2000

 CCC-003-0378-0000   MSC AGREEMENT   PINE MOUNTAIN   BLC PROPERTIES LLC (WPP, LLC)      0           0

 CCC-003-0050-0000    PROCESSING     PINE MOUNTAIN        HENSLEY, PAUL ET AL          426          0        107/332     9/17/1938
                       AGREEMENT

 CCC-003-0051-0000     WHEELAGE      PINE MOUNTAIN        HOWARD, JAMES ET AL           4           0
                       AGREEMENT

 CCC-003-0052-0000     FEE DEED      PINE MOUNTAIN         J. M. HUBER COPR.           200         200       107/235     8/14/1936

 CCC-003-0053-0000   OPTION LEASE    STRAIGHT CREE          SLUSHER, EDWARD                        235       38/744      1013/1998
                                                           (BRASHEAR/DIXON)

 CCC-003-0055-0000     FEE DEED      PINE MOUNTAIN       PEABODY COAL COMPANY        4555.11     5623.21     222/583     3/20/1976
                      (HARLAN CO)

 CCC-003-0055-0000     FEE DEED      PINE MOUNTAIN       PEABODY COAL COMPANY         223.8       223.8      222/583     5/20/1976
                      (LESLIE CO)

 CCC-003-0059-0000     FEE DEED      PINE MOUNTAIN       PEABODY COAL COMPANY        1653.38     1778.08     63/304      5/20/1976
                      (LESLIE CO)

 CCC-003-0113-0000    COAL LEASE     PINE MOUNTAIN        MOSLEY, VANCE ET UX           0          35

 CCC-003-0118-0000    COAL LEASE     PINE MOUNTAIN     KENTUCY RIVER COAL CORP.         0         873.8      39/288       3/4/1999

 CCC-003-0119-0000    COAL LEASE     PINE MOUNTAIN    CAWOOD BRANCH - TVA Tr No.        0         1653       35/442;     1/29/1998
                                                               XEKCR-39L                                     52/467

 CCC-003-0122-0000    COAL LEASE     PINE MOUNTAIN        CORUM, JAMIE CLAIRE           0          76         42/70      9/13/2001

 CCC-005-0090-0000    MISC LEASE    STRAIGHT CREEK      NAMI RESOURCES CO., LLC         0           0         62/87      6/24/2002
                                                     BEGLEY PROPERITES, LLC/LAIRD

 CCC-005-0091-0000     FEE LEASE    STRAIGHT CREEK    T. ORR COAL & LAUREL MINING      8700      8662.54    23/757-A     6/32/1975
                                                                  CO.

 CCC-005-0103-0000     SUBLEASE     STRAIGHT CREEK         GEORGIA POWER CO.          12000       12000      38/768      11/24/1998

 CCC-005-0107-0000     FEE DEED     STRAIGHT CREEK         CALDWELL, GEORGE             50         50        240.65       9/7/1979

 CCC-005-0108-0000     FEE DEED     STRAIGHT CREEK   BEGLEY PROPERTIES, LLC/LAIRD       87         87        214/634     6/31/1975
                                                     ORR COAL & LAUREL MINING CO.
                                                      BEGLEY PROPERTIES, LLC/ORR,

 CCC-005-0125-0000     FEE LEASE    STRAIGHT CREEK      LAIRD T. ET UX. (GREEN)        600        600        57/632      5/24/2000
                                                             (__  tracts)

 CCC-005-0131-RW01     EASEMENT/    STRAIGHT CREEK         PENNVA RESOURCES             0           0
                     RIGHT OF WAY

 CCC-005-0132-0000     FEE DEED      PINE MOUNTAIN      TAYLOR, POLLY & HARLEY        54.95       54.95      243.666     6/27/1980

 CCC-005-0135-0000    COAL LEASE    STRAIGHT CREEK    TENNESSEE VALLEY AUTHORITY        0          784       40/732      5/15/1995

 CCC-005-0145-0000    COAL LEASE    STRAIGHT CREEK       HAZEL H. HELTON ET AL          0        362.15      39/300      4/14/1999

 CCC-005-0147-0000    COAL LEASE    STRAIGHT CREEK        CORUM-TURNER HEIRS            0          100

 CCC-005-0146-0000     FEE LEASE    STRAIGHT CREEK        CHARLIE SHORT HEIRS          120         120        61/59      10/25/2001

 CCC-005-0147-0000     EASEMENT/    STRAIGHT CREEK        CSX TRANSPORTATION            0           0         7/21       4/15/1976
                     RIGHT OF WAY

 CCC-005-0148-0000     EASEMENT/    STRAIGHT CREEK        CSX TRANSPORTATION            0           0
                     RIGHT OF WAY

 CCC-005-0149-0000     EASEMENT/    STRAIGHT CREEK        CSX TRANSPORTATION            0           0         15/58      11/16/1980
                     RIGHT OF WAY

 CCC-005-0150-0000     EASEMENT/    STRAIGHT CREEK        CSX TRANSPORTATION            0           0
                     RIGHT OF WAY

 CCC-005-0151-0000     EASEMENT/    STRAIGHT CREEK        CSX TRANSPORTATION            0           0
                     RIGHT OF WAY

 CCC-005-0152-0000     EASEMENT/    STRAIGHT CREEK        CSX TRANSPORTATION            0           0
                     RIGHT OF WAY

    LA-131-012        COAL LEASE    STRAIGHT CREEK     ARDELL CALDWELL (ESTATE)         11         11        34/664      5/18/1954



      LEGACY                      CONSENT
   CONTRACT NO.        COUNTY     REQUIRED
-------------------- ----------- ---------
      300043           Bell           Y
                     (various)
      500026
      300063         Leslie/Perry     Y


    AR1-101060         Harlan

    AR1-101052         Harlan         Y


    AR1-101063         Harlan         Y


    AR1-101054D        Harlan

    AR1-101673         Harlan

    AR1-101076         Harlan         Y


    AR1-101077         Harlan         Y

    AR1-101078         Leslie         Y

    AR1-101051         Harlan

    AR1-101052         Leslie

 CCC-001-0082-0000     Harlan         Y

 CCC-003-0378-0000     Leslie         Y

 CCC-003-0050-0000     Leslie         Y


 CCC-003-0051-0000     Leslie


 CCC-003-0052-0000     Leslie

 CCC-003-0053-0000     Leslie


 CCC-003-0055-0000     Harlan


 CCC-003-0055-0000     Leslie


 CCC-003-0059-0000     Leslie


 CCC-003-0113-0000     Leslie

 CCC-003-0118-0000     Leslie         Y

 CCC-003-0119-0000   Harlan/Leslie    Y


 CCC-003-0122-0000     Harlan         Y

 CCC-005-0090-0000      Bell


 CCC-005-0091-0000      Be;;


 CCC-005-0103-0000     Harlan

 CCC-005-0107-0000     Harlan

 CCC-005-0108-0000      Bell



 CCC-005-0125-0000     Harlan


 CCC-005-0131-RW01      Bell


 CCC-005-0132-0000      Bell

 CCC-005-0135-0000      Bell

 CCC-005-0145-0000     Harlan

 CCC-005-0147-0000     Harlan

 CCC-005-0146-0000     Leslie         Y

 CCC-005-0147-0000      Bell          Y


 CCC-005-0148-0000      Bell          Y


 CCC-005-0149-0000     Harlan         Y


 CCC-005-0150-0000      Bell          Y


 CCC-005-0151-0000      Bell          Y


 CCC-005-0152-0000      Bell          Y


    LA-131-012         Leslie         Y